     As Filed with the  Securities  and  Exchange  Commission  on June 15, 2000
                                                    Registration No.333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               GUITAR CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 95-4600862
     (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                               ------------------

                               5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

          AMENDED 1997 EQUITY PARTICIPATION PLAN OF GUITAR CENTER, INC.

                            (FULL TITLE OF THE PLAN)

                               ------------------

              BRUCE ROSS                                  COPY TO:
        EXECUTIVE VICE PRESIDENT                  ANTHONY J. RICHMOND, ESQ.
        AND CHIEF FINANCIAL OFFICER                   LATHAM & WATKINS
          GUITAR CENTER, INC.                      135 COMMONWEALTH DRIVE
          5155 CLARETON DRIVE                    MENLO PARK, CALIFORNIA 94025
       AGOURA HILLS, CALIFORNIA 91301                 (650) 328-4600
            (818) 735-8800

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

----------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                      AMOUNT OF       PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE       SHARES TO BE     OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
           REGISTERED               REGISTERED(1)           SHARE(2)              PRICE(3)         REGISTRATION FEE
---------------------------------- ---------------- ---------------------- --------------------- ---------------------
   COMMON STOCK, $0.01 PAR VALUE
   PER SHARE..................         500,000            $13.03125             $6,515,625            $1,720.13

---------------------------------- ---------------- ---------------------- --------------------- ---------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Guitar Center, Inc., Amended 1997 Equity Participation Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Guitar Center, Inc.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 500,000 shares registered hereunder (the average ($13.03125) of the high ($13.125) and low ($12.9375) prices for the Company's Common Stock reported by the Nasdaq National Market on June 14,
     2000).
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

Proposed sales are to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

================================================================================

                                  Total Pages 5
                         Exhibit Index Appears on Page 2

                      REGISTRATION OF ADDITIONAL SECURITIES

     Guitar Center, Inc. (the "Company") filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered and sold under the Plan, and the contents of such prior Registration Statements are incorporated by reference in this Registration
Statement: (1) Registration Statement on Form S-8 filed April 30, 1997 (File No. 333-26257), and (2) Registration Statement on Form S-8 filed October 8, 1999 (File No. 333-88675). The Registrant is hereby registering an additional 500,000 shares of Common Stock issuable under the Plan, none of which have been issued as of the date of this Registration Statement.

ITEM 8. EXHIBITS


     5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

     23.1   Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

     23.2   Consent of KPMG LLP

     24 Powers of Attorney (included in the signature page to the Registration Statement).




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 15th day of June, 2000.

                                      GUITAR CENTER, INC.,
                                      a Delaware corporation


                                      By:/s/ BRUCE ROSS
                                         ----------------------------
                                                 Bruce Ross
                                          Executive Vice President
                                          and Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                DATE

/s/ LARRY THOMAS
--------------------------   Co-Chief Executive Officer,          June 15, 2000
Larry Thomas                 Chairman of the Board and Director


/s/ MARTY ALBERTSON
--------------------------   Co-Chief Executive Officer,          June 15, 2000
Marty Albertson              President and Director


/s/ BRUCE ROSS
--------------------------   Executive Vice President,            June 15, 2000
Bruce Ross                   Chief Financial Officer  (Principal
                             Financial and Accounting Officer)

/s/ STEVEN BURGE
--------------------------   Director                             June 15, 2000
Steven Burge


/s/ DAVID FERGUSON
--------------------------   Director                             June 15, 2000
David Ferguson


/s/ HARVEY KIBEL
--------------------------   Director                             June 15, 2000
Harvey Kibel


/s/ PETER STARRETT
--------------------------   Director                             June 15, 2000
Peter Starrett


/s/ JEFFREY WALKER
--------------------------   Director                             June 15, 2000
Jeffrey Walker





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